Exhibit 10.17

WADDELL & REED FINANCIAL, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

WADDELL & REED FINANCIAL, INC., a corporation organized and existing under the laws of the state of Delaware (or any successor corporation) (the "Company"), does hereby grant and give unto «Name» (the "Awardee"), an award of Restricted Stock Units (the "RSUs")  upon the terms and conditions hereinafter set forth (the "Award").

AUTHORITY FOR GRANT

1.         Cash Settled RSU Plan.  The RSUs are granted under the provisions of the Waddell & Reed Financial, Inc. Cash Settled RSU Plan (the "Plan"), and are subject to the terms and conditions set forth in this Restricted Stock Unit Award Agreement (this "Agreement") and not inconsistent with the Plan.  Capitalized terms used but not defined herein shall have the meaning given them in the Plan, which is incorporated by reference herein.

TERMS OF AWARD

2.         Number of RSUs.  In consideration of future services to the Company, the Awardee is hereby granted «Shares» RSUs on _____________, 20___ (the "Grant Date").

3.         Restrictions; Forfeiture.  The RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until their restrictions are removed or expire.  The RSUs may be forfeited to the Company pursuant to Sections 5(b).

4.         Expiration of Restrictions and Risk of Forfeiture; Settlement.

(a)        The restrictions and risk of forfeiture for the RSUs will expire and the RSUs will vest and become settleable pursuant to Section 4(b) as of the vesting dates set forth in this Section 4, provided that the restrictions and risk of forfeiture have not previously expired and the RSUs have not been forfeited pursuant to this Agreement.

Percentage of RSUs Vesting	Vest Date

25%	___________, 20___
25%	___________, 20___
25%	___________, 20___
25%	___________, 20___

(b)        After the RSUs vest pursuant to Section 4(a), Section 5(a) or Section 6, the Company will, within 30 days of such vesting date, subject to Section 9, cause to be paid to Awardee a lump sum cash payment (the "Cash Payment")  equal to the Fair Market Value of one share of the Company’s Class A Common Stock, par value $0.01  (the "Stock"), on the applicable date of vesting multiplied by the number of RSUs vesting on such date.  The Cash Payment will not bear any interest owing to the passage of time from the vesting date to the payment date.  Neither this Section 4(b) nor any action taken pursuant to or in accordance with this Section 4(b) will be construed to create a trust or a funded or secured obligation of any kind.

TERMINATION OF AWARD

5.         Termination of Employment.

(a)        Termination of Employment Due to Death or Disability.  If an Awardee's employment with the Company or any of its Subsidiaries or Affiliates terminates by reason of death or Disability, the restrictions and risk of forfeiture with respect to the RSUs which have not expired shall immediately lapse and all of the RSUs shall be deemed fully vested and nonforfeitable.

(b)        Termination of Employment Other Than Due to Death or Disability.  If an Awardee's employment with the Company or any of its Subsidiaries or Affiliates terminates for a reason other than death or Disability, the RSUs for which the restrictions and risk of forfeiture have not expired as of the date of termination shall be immediately forfeited without further action by the Company; provided, however, that the portion, if any, of the RSUs that have not been settled (the "Outstanding RSUs") but for which the restrictions and risk of forfeiture have expired as of the date of termination shall not be forfeited.

6.         Change of Control of the Company.  In the event of a Change of Control, unless otherwise determined by the Committee in writing at or after the Grant Date, but prior to the occurrence of such Change of Control, the restrictions with respect to the RSUs shall lapse and such RSUs shall be deemed fully vested and nonforfeitable.

GENERAL TERMS AND PROVISIONS

7.         Dividend Equivalents.  In the event that the Company declares and pays a cash dividend or distribution in respect of its outstanding shares of Stock and, on the record date for such dividend or distribution, Awardee holds  Outstanding RSUs, the amount of such dividend or distribution that would have been payable to Awardee if Awardee were the holder of record, on the record date for such dividend or distribution, of a number of shares of Stock equal to the number of Outstanding RSUs at such time (the "Dividend Equivalent Payment") will be paid to Awardee within 30 days following the date the dividend or distribution is paid to stockholders generally.

8.         No Shareholder Rights.  The RSUs granted pursuant to this Agreement do not and will not entitle Awardee to any rights of a holder of Stock.  Awardee's rights with respect to the RSUs will remain forfeitable at all times prior to the date on which Awardee's rights become vested pursuant to this Agreement.

9.         Payment of Taxes.  The delivery of the Cash Payment pursuant to this Award is conditioned upon satisfaction of any withholding obligation described in this Section 9.  With respect to any required tax withholding obligation, the Company will withhold from the amount payable pursuant to this Award the amount of such obligation.  In the event that the Company subsequently determines that the amount withheld by the Company or submitted by the Awardee as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Awardee shall pay to the Company, immediately upon the Company's request, the amount of that deficiency in cash.

10.       Company Records.  Records of the Company or its Subsidiaries or Affiliates regarding any period(s) of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

11.       Right of the Company and Subsidiaries to Terminate Employment.  Nothing contained in this Agreement shall confer upon the Awardee the right to continue in the employ of the Company or any Subsidiary or Affiliate, or interfere in any way with the rights of the Company or any Subsidiary or Affiliate to terminate the Awardee's employment at any time.

12.       No Liability for Good Faith Determinations.  The members of the Board and the Committee shall not be liable for any act, omission, interpretation or determination taken or made in good faith with respect to this Agreement or the RSUs granted hereunder and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

13.       Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

14.       Successors.  This Agreement shall be binding upon the Awardee, their legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

15.       Notices.  Any notices required by or permitted to be given to the Company under this Agreement shall be made in writing and addressed to the Secretary of the Company in care of the Company's Legal Department, 6300 Lamar Avenue, Overland Park, Kansas 66202.  Any such notice shall be deemed to have been given when received by the Company.

16.       Headings.  The titles and headings herein are included for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

17.       Rules of Construction.  This Agreement has been executed and delivered by the Company in Kansas and shall be construed and enforced in accordance with the laws of said State, other than any choice of law rules calling for the application of laws of another jurisdiction.  Should there be any inconsistency or discrepancy between the provisions of this Agreement and the terms and conditions of the Plan under which this Award is granted, the provisions in the Plan shall govern and prevail.

18.       Amendment.  This Agreement may be amended by the Committee; provided, however, that no amendment may decrease rights inherent in this Award prior to such amendment without the express written consent of the parties hereto.  Notwithstanding the provisions of this Section 18, this Agreement may be amended by the Committee to the extent necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any changes thereto.

19.       Clawback.       This Agreement is subject to any written clawback policies that the Company, with the approval of the Board or the Committee, may adopt.  Any such policy may subject the Award and amounts paid or realized with respect to the Award to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Agreement.

20.       Section 409A.  Amounts payable pursuant to this Agreement are intended to constitute a “short term deferral” within the meaning of Treasury Regulation § 1.409A-1(b)(4).

21.       Effective Date.  This Agreement is effective as of _____________, 20___.

WADDELL & REED FINANCIAL, INC.

By:

"Company"

«Name»

"Awardee"